EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT

                               AS OF JUNE 30, 1999



SUBSIDIARY                                                STATE OF INCORPORATION
----------                                                ----------------------
Agway Data Services, Inc................................................Delaware
Agway Energy Products LLC (2)...........................................Delaware
Agway Energy Services, Inc..............................................Delaware
Agway Energy Services - PA, Inc.........................................Delaware
Agway Financial Corporation.............................................Delaware
Agway Futures Trading LLC...............................................Delaware
Agway General Agency, Inc...............................................New York
Agway Holdings Inc......................................................Delaware
Agway Insurance Company.................................................New York
Agway Realties, Inc.....................................................Delaware
Commodity Transport, Inc. (5)............................................Vermont
Country Best Adams LLC..................................................Delaware
Country Products, LLC...................................................Delaware
Feed Commodities International, LLC (6)..................................Vermont
Milford Fertilizer Company LLC (5)......................................Delaware
Telmark LLC (2).........................................................Delaware
Telease Financial Services, Ltd.........................................Delaware
Telmark Lease Funding I LLC (3).........................................Delaware
Telmark Lease Funding II LLC............................................Delaware
Texas City Refining, Inc. (1)...........................................Delaware


Notes:
(1)   Agway  Energy  Products  LLC owns  67% of Texas  City  Refining,  Inc.  In
      September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the office of the Delaware Secretary of State; in September 1996, Texas City Refining, Inc. was dissolved.

(2) Effective July 1998, Agway Petroleum Corporation was merged into Agway Energy Products LLC, a Delaware limited liability company; Agway Energy Products LLC is the surviving entity. Effective July 1998, Telmark Inc. was merged into Telmark LLC, a Delaware limited liability company; Telmark LLC is the surviving entity.

(3) Effective July 1998, Telmark Lease Funding Corp. I was merged into Telmark Lease Funding I LLC; Telmark Lease Funding I LLC is the surviving entity.

(4) Effective June 1999, Agway Consumer Products, Inc. was merged into Agway Inc.; Agway Inc. is the surviving entity.

(5) Effective July 1999, Milford Fertilizer Company was merged into Milford Fertilizer Company LLC, a Delaware limited liability company; Milford Fertilizer Company LLC is the surviving entity.

(6) Effective July 1999, Feed Commodities International, Inc. and Commodity Transport, Inc. were merged into Feed Commodities International LLC, a Delaware limited liability company; Feed Commodities International LLC is the surviving entity.